Exhibit 99. Press Release of Alcan Inc., dated May 18, 2004

Press Release

FOR IMMEDIATE RELEASE

ALCAN TO CREATE WORLD-LEADING

ROLLED PRODUCTS COMPANY

  New aluminum rolled products company with revenues of over US$6 billion and leading market positions on four continents

  Alcan will continue to focus on growing its leading bauxite and alumina businesses, its best-in-class primary aluminum business, as well as its high value-added, high growth packaging and engineered products businesses

  Transaction to distribute substantial value to shareholders while addressing regulatory requirements from the earlier Pechiney acquisition

MONTREAL, CANADA, May 18, 2004 - Alcan Inc. (NYSE, TSX:AL) today announced its intention to pursue a spin-off to its shareholders of substantially all of the rolled products businesses held by Alcan prior to its acquisition of Pechiney. The proposed distribution will create the world's largest aluminum rolled products company. Alcan will continue to focus on developing its portfolio of low cost alumina and primary aluminum businesses as well as its high value-added specialty packaging, aerospace and engineered products businesses.

"The creation of this new company is further evidence of Alcan's focus on maximizing value and profitable growth. The transaction reflects the different business characteristics of the new company and those of the on-going Alcan. It also provides our shareholders with two distinct investment alternatives and increased dividend flows," said Travis Engen, president and chief executive officer of Alcan Inc.

The new company, to be named later, will be the world's largest aluminum rolling business by revenue and production volume. It will enjoy market leadership positions in the Americas, Europe and Asia, and benefit from modern, high-quality manufacturing assets, best-in-class technology and a team of talented employees. It will be a leader in the beverage can, automotive sheet, foil-stock, lithographic sheet, painted sheet, and industrial products markets covering a wide range of consumer and industrial applications. Based on a business model more appropriate to its nature as a metal converter and tailored to its specific markets and customer relationships, the new company will be capable of returning substantial value to shareholders. It is expected to deliver strong and stable cash flows from a financial profile that is relatively unaffected by changes in metal prices.

The plan is for the new company to be domiciled in Canada with its executive office in the United States. Applications are planned to list the shares of the new company on the New York and Toronto stock exchanges. It will have approximately 10,000 employees worldwide.

The on-going Alcan, with its global headquarters and executive offices in Montreal, Canada, will continue to have a leading position in bauxite and alumina, the world's largest share of low-cost aluminum production, a strong and growing engineered products business with a significant presence in the aerospace industry, as well as a world-leading flexible and specialty packaging business. The characteristics of Alcan's on-going portfolio of businesses are highly complementary in terms of their cash generating capabilities and profitable growth opportunities as well as their relative sensitivity to economic cycles. Following the separation, Alcan will have 78,000 employees globally and revenues of approximately US$20 billion.

Commenting on the timing of the proposed transaction, Mr. Engen stated: "With the Pechiney acquisition completed, the circumstances are ideal for executing a transaction of this nature and unlocking value for our shareholders. We will be able to pursue our post-acquisition integration efforts with increased effectiveness and no material impact on our projected synergies. Equally important are the opportunities it creates for our employees. In addition, the transaction, as structured, is expected to meet our undertakings with the European Commission and create potential new solutions to our U.S. divestment obligation."

Brian W. Sturgell will become the chief executive officer of the new company. He has spent virtually all of his 33-year career in the aluminum business and has been with Alcan for 15 years. Ted Newall will serve as the new company's non-executive Chairman of the Board. Mr. Newall has been a member of the Alcan Board of Directors since 1985 and was formerly chief executive officer of Nova Corporation. Additional members of the new company's executive management along with its independent board of directors will be named in due course.

"I am delighted with the prospect of leading the new company, which will be a truly unique enterprise with technologically advanced, low operating cost assets and a global leadership position in rolling," Sturgell said. "With over US$6 billion in sales, and significant scale in all of its major markets, the new company will be the only one of its size and scope focused solely on the rolled products end markets. I am looking forward to the opportunity to enhance the new company's competitive position as a standalone company and have no doubt that we will be able to continue to offer unparalleled service to our customers. With the new company's committed and experienced team of employees, I am sure that we will be able to continue to deliver excellence in product quality and customer service, thus creating significant value for our customers and our shareholders."

The intended spin-off will be in the form of a pro-rata distribution of common stock of the new company, which is expected to be available on a tax neutral basis to the majority of Alcan shareholders. The capital structure of the two companies at the time of the spin-off will be optimized according to their respective financial requirements and opportunities. As part of the transaction, it is contemplated that the new company will raise external debt that will be utilized to refinance certain indebtedness. As a result, there will be an improvement to the credit profile of on-going Alcan, which will enhance its ability to fund profitable growth. In addition, it is intended that Alcan will retain its current dividend policy, and that the new company have its own dividend policy in place at the time of the transaction.

The transaction is contingent upon a number of conditions including the receipt of required regulatory approvals, definitive approval by Alcan's Board of Directors, and Alcan shareholder approval. Assuming these conditions are met, Alcan expects to complete the transaction before year-end.

Reference is made to the Attachments to this press release. Attachment 1 provides a list of the principal facilities of the new company together with the principal corresponding product lines. Attachment 2 provides an explanation of the regulatory process of the planned divestment.

In due course, information relating to the transaction, including a Management Proxy Circular in connection with an anticipated special meeting of Alcan shareholders convened to consider the transaction, will be prepared and distributed to holders of Alcan common shares. Special meeting, record and distribution dates for the spin-off of the new company, as well as the other details relating to the distribution of the new company's shares will be established prior to completion of the transaction.

About Alcan

Alcan is a multinational, market-driven company and a global leader in aluminum and packaging, as well as aluminum recycling. With world-class operations in primary aluminum, fabricated aluminum as well as flexible and specialty packaging, aerospace applications, bauxite mining and alumina processing, today's Alcan is even better positioned to meet and exceed its customers' needs for innovative solutions and service. Alcan employs 88,000 people and has operating facilities in 63 countries.

Webcast

Alcan will webcast a live conference call regarding this announcement through its investor relations web site at www.alcan.com at 9 a.m. Eastern time today, May 18, 2004. Presentation materials providing an overview of the contemplated transaction are also posted on this site.

Note on Forward Looking Statements

Statements made in this press release which describe the Company's or management's objectives, projections, estimates, expectations or predictions of the future may be "forward-looking statements" within the meaning of securities laws, which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "estimates," "anticipates" or the negative thereof or other variations thereon. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty and that the Company's actual actions or results could differ materially from those expressed or implied in such forward-looking statements or could affect the extent to which a particular projection is realized. Important factors which could cause such differences include global supply and demand conditions for aluminum and other products, aluminum ingot prices and changes in raw materials' costs and availability, changes in the relative value of various currencies, cyclical demand and pricing within the principal markets for the Company's products, changes in government regulations, particularly those affecting environmental, health or safety compliance, economic developments, relationships with and financial and operating conditions of customers and suppliers, the effects of integrating acquired businesses and the ability to attain expected benefits and other factors within the countries in which the Company operates or sells its products and other factors relating to the Company's on-going operations including, but not limited to, litigation, labour negotiations and fiscal regimes.

MEDIA CONTACT:	INVESTMENT CONTACT:
Joseph Singerman	Corey Copeland
Tel.: (514) 848-1355	Tel.: (514) 848-8368

FRANCE: Chrystele Ivins
Tel.: (33) 1 56 28 24 18

Media Conference call numbers:	Analyst Conference call numbers:
North America: 888-497-4616	North America: 800-621-5170
Local & Overseas: 416-620-2400	Local & Overseas: 416-620-9810

For simultaneous French translation:
Tel.: (33) 1 70 99 32 12

Attachment 1 to Alcan Inc.'s press release of May 18, 2004

List of the principal manufacturing facilities included in the new company

Current Alcan Businesses	Included in the New Company
	Major Facilities		Major Product Lines
Rolled Products Europe	Norf	Germany	Hot and cold rolled products
	Gottingen	Germany	Can end, litho and painted sheet
	Nachterstedt	Germany	Automotive and industrial products
	Rugles	France	Foil
	Dudelange	Luxembourg	Foil
	Flemalle	Belgium	Foil
	Bridgnorth	UK	Foil, packaging products
	Ohle	Germany	Foil, containers
	Ludenscheid	Germany	Foil
	Latchford	UK	Can and general products recycling
	Annecy	France	Painted sheet, circles
	Rogerstone	UK	Reroll, foilstock, paintstock
	Falkirk	UK	Distributor sheet
	Pieve	Italy	Continuous cast reroll
	Bresso	Italy	Painted sheet
	Borgofranco	Italy	Recycling, secondary alloys
Rolled Products	Oswego	New York	Canstock, automotive, industrial products, recycling
North America	Logan	Kentucky	Canstock
	Fairmont	West Virginia	Light gauge products
	Warren	Ohio	Coating
	Terre Haute	Indiana	Foil
	Berea	Kentucky	Can recycling
	Greensboro	Georgia	Recycling
	Louisville	Kentucky	Foil
	Vernon	California	Continuous cast plate
	Kingston	Ontario	Automotive and industrial products
	Saguenay	Quebec	Continuous cast reroll
Rolled Products South America	Pindamonhangaba	Brazil	Canstock, industrial products, foilstock, recycling
	Utinga	Brazil	Foil
Rolled Products Asia	Ulsan	South Korea	Canstock, industrial products, foilstock, recycling
	Yeongju	South Korea	Canstock, industrial products, foilstock
	Bukit Raja	Malaysia	Light gauge products
Bauxite/Alumina	Ouro Preto mine, refinery *	Brazil	Bauxite, alumina
Primary Metal	Ouro Preto smelter *	Brazil	Primary metal
	Ouro Preto power *	Brazil	Power
	Petrocoque *	Brazil	Carbon products
	Aratu smelter *	Brazil	Primary metal
Engineered Products	None
Packaging	None

* These Brazilian bauxite/alumina and smelting assets are included in the new company because they are integrated with Brazilian rolling operations.

Attachment 1 to Alcan Inc.'s press release of May 18, 2004 (cont.)

List of the principal manufacturing facilities included in the on-going Alcan

Current Alcan Businesses	Included in the On-going Alcan
	Major Facilities		Major Product Lines
Rolled Products Europe	Neuf Brisach*	France	Canstock, automotive sheet
	Issoire **	France	Aerospace sheet and plate
	Sierre **	Switzerland	Plate and automotive
	Singen ***	Germany	Sheet, foil
Rolled Products North America	Ravenswood****	West Virginia	Aerospace plate and sheet, brazing sheet, wide coil
Rolled Products South America	None
Rolled Products Asia	None
Bauxite/Alumina	MRN bauxite	Brazil	Bauxite
	Alumar refinery	Brazil	Alumina
	All other facilities	Various	Bauxite, alumina and specialty chemicals
Primary Metal	All facilities, except Brazil operations	Various	Primary metal, carbon products, power

Engineered Products	All facilities	Various	Extrusions, composites, cable, automotive, service centres
Packaging	All facilities	Various	Food, beauty, pharmaceutical, healthcare and specialty packaging

* This site remains subject to regulatory ring-fencing (EC) for the time being.

** In the on-going Alcan, these sites will become part of the Engineered Products group.

*** In the on-going Alcan, Singen will be a shared site between the Engineered Products and the Packaging groups.

**** This site remains subject to regulatory divestment obligations at this time.

Attachment 2 to Alcan Inc.'s press release of May 18, 2004

Explanation of regulatory issues and related consequences flowing from the planned transaction:

As part of the recently completed acquisition of Pechiney, Alcan entered into undertakings with European regulators which require, among other things, that the ownership of the Neuf Brisach rolling facility in France and the Norf rolling facility in Germany be separated. This European regulatory requirement is intended to be satisfied through the inclusion of Alcan's large Norf-Göttingen-Nachterstedt system in the new company and the retention of the Neuf Brisach rolling facility by the on-going Alcan. The separation of assets between the new company and the on-going Alcan is explained in greater detail in Attachment 1.

It is to be noted that Alcan's Oswego, NY rolling mill is to be included in the new company's U.S. operations whereas the Ravenswood, West Virginia rolling mill, which has an important position in the aerospace business, is not. This separation is important because an alleged market overlap between Oswego and Ravenswood in a non-aerospace related product line was the basis for Alcan's previously announced regulatory divestiture obligation concerning Ravenswood. Alcan continues to evaluate all aspects of the Ravenswood situation and believes that the structure of the planned transaction should support the implementation of an alternate regulatory solution and timetable. Alcan is hopeful that such a development, combined with support from all of the Ravenswood stakeholders, will enhance the future prospects of this unique industrial facility.